UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 29, 2025

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41614	84-1966887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
(888) 378-6240
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MLYS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On March 29, 2025, Mineralys Therapeutics, Inc. (the Company) issued a press release announcing detailed results from the Advance-HTN pivotal trial of lorundrostat in uncontrolled and resistant hypertension. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.
Item 8.01. Other Events.
On March 29, 2025, the Company announced detailed results from the Advance-HTN pivotal trial of lorundrostat in uncontrolled and resistant hypertension.
Efficacy Results
The Advance-HTN trial was a randomized, double-blind, placebo-controlled Phase 2 pivotal trial that evaluated the efficacy and safety of lorundrostat for the treatment of confirmed uncontrolled or resistant hypertension, when used as add-on therapy to an optimized background treatment of two or three antihypertensive medications in adult subjects. The trial was designed to evaluate lorundrostat in an uncontrolled or resistant hypertensive population at the highest risk and which would normally be treated by a specialist given severity of their condition.

Primary Endpoint	50 mg (n=94)	50 to 100 mg (n=94)
Change in 24-Hour Average SBP at Week 12	-7.9 mmHg placebo-adjusted change (p=0.001)	-6.5 mmHg placebo-adjusted change (p=0.006)
Key Secondary Endpoints	50mg (n=188, at Week 4)
Change in 24-Hour Average SBP at Week 4	-11.5 mmHg absolute change, -5.3 mmHg placebo-adjusted change (p<0.001)
Proportion with 24-Hour Average SBP < 125 mmHg at Week 4	41% compared to 18% on placebo (p<0.001)
Change in 24-Hour Average SBP at Week 4 in Patients on 2 Background Medications	-11.2 mmHg absolute change, -6.1 mmHg placebo-adjusted change (p=0.001)
Change in 24-Hour Average SBP at Week 4 in Patients on 3 Background Medications	-11.8 mmHg absolute change, -4.6 mmHg placebo-adjusted change (p=0.060)
Safety and Tolerability Results
Lorundrostat demonstrated a favorable safety and tolerability profile in the Advance-HTN trial, with modest changes in potassium, sodium and eGFR, and a low discontinuation rate. The anticipated on-target effects on serum electrolytes, increased serum potassium and reduced serum sodium were modest and rapidly reversible upon discontinuation of lorundrostat. Suppression of cortisol production was not observed and there was a very low incidence of drug-related serious adverse events (SAEs) resulting in discontinuation or dose-adjustment of study medication.

•SAEs occurred in 6%, 8% and 2% of patients in the lorundrostat 50 mg, lorundrostat 50 to 100 mg and placebo arms, respectively.
•Treatment-related SAEs occurred in 2%, 1% and 0% of patients in the lorundrostat 50 mg, lorundrostat 50 to 100 mg and placebo arms, respectively.
•The incidence of hyperkalemia (serum potassium >6.0 mmol/L) at the scheduled study visit was 5.3% and 7.4% in the 50 mg and 50 to 100 mg arms, respectively. The per-protocol procedure for validation of suspected factitious hyperkalemia specified a repeat potassium measurement within 72 hours while still taking study medication to ascertain the true incidence of hyperkalemia. After exclusion of the spurious results, the values for confirmed hyperkalemia were 2.1% and 3.2%, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued on March 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2025	MINERALYS THERAPEUTICS, INC.

	By:	/s/ Adam Levy

	Name:	Adam Levy

	Title:	Chief Financial Officer and Secretary